CONTACT:
Janet Nittmann, (978) 952-8062 x 218
jnittmann@doversaddlery.com

Dover Saddlery Announces Creation of Chief Strategy Officer Position

LITTLETON, MA –June 18, 2010. Dover Saddlery Inc.(Nasdaq:DOVR), the leading multichannel retailer of equestrian products, is pleased to announce that Jonathan Grylls, who has served as chief operating officer, has been appointed chief strategy officer, a newly created position. Grylls will be focusing on strategic planning and initiatives to enhance the bottom line and will be exploring opportunities for acquisitions and new business developments. In addition, Dover Saddlery is pleased to announce that William Schmidt, currently vice president of operations, has been appointed chief operating officer, and will assume responsibilities for the daily operations of the company. Both of these positions are effective immediately.

“I believe this change in our management structure will provide very tangible results for the company and its shareholders, commented Stephen L. Day, president. “At this stage in the growth of Dover Saddlery there is a need for a senior level person in strategic planning and development and Jonathan is the ideal candidate for this position. Bill was my chief operating officer at State Line Tack and I very much look forward to working with him in this role again.”

Grylls has served as chief operating officer and a member of our Board of Directors at Dover Saddlery since 1998. Prior to joining Dover, Grylls was chief operating officer of Equestrian Products Corporation, a distributor of equestrian products, and held various other positions in MIS, sales, credit and operations at Eisers. Grylls was vice president of merchandising at State Line Tack from 1992 until 1996. Grylls graduated from the University of Manchester’s Institute of Science and Technology with a BS with Joint Honors in Mathematics and Management Sciences.

Schmidt has served as vice president of operations at Dover Saddlery since 2001. Prior to joining Dover Saddlery he was with State Line Tack from 1991 to 1997 in various positions including chief financial officer and chief operating officer. Schmidt has served as President of the New England Mail Order Association and on the Board of Advisors for the National Catalog Conference and holds a BS in Accounting from Bentley College.

About Dover Saddlery, Inc.

Dover Saddlery, Inc. (Nasdaq: DOVR) is the leading multichannel retailer of equestrian products in the United States. Founded in 1975 in Wellesley, Massachusetts, by United States Equestrian team members, Dover Saddlery has grown to become The Source® for equestrian products. Dover offers a broad and distinctive selection of competitively priced, brand-name products for horse and rider through catalogs, the Internet and company-owned retail stores. Dover Saddlery, Inc. serves the English rider and through Smith Brothers, the Western rider. The Source®, Dover Saddlery® and Smith Brothers® are registered marks of Dover Saddlery.

For more information, please call 1-978-952-8062 or visit www.DoverSaddlery.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the Company’s business outlook for fiscal 2010, the prospects for continued margin and cash flow improvements, and momentum in consumer demand. All statements other than statements of historical fact included in this press release regarding the company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in “Item 1A Risk Factors” of Dover Saddler’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects.